EXHIBIT 15




August 9, 1995


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that the June 30, 1995 Quarterly Report on
Form 10-Q of AlliedSignal Inc. which includes our report dated July 25, 1995 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration
Statements, on  Forms S-8 (nos. 33-09896, 33-50314, 33-
51031, 33-51455, 33-55410, 33-58345, 33-58347, 33-60261
and 33-65792), on Forms S-3 (Nos. 33-00631, 33-13211,
33-14071 and 33-55425) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,



/s/ Price Waterhouse LLP

Price Waterhouse LLP